UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Cigna Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CIGNA ANNOUNCES VIRTUAL
2020 ANNUAL MEETING OF SHAREHOLDERS

Bloomfield, CT., April 6, 2020 – Cigna Corporation (NYSE:CI) announced today that, due to the public health impact of COVID-19, the company will hold its 2020 Annual Meeting of Shareholders in a virtual meeting format only, via audio webcast.

The meeting webcast will be held on Wednesday, April 22 at 8:00 a.m. ET. Shareholders are encouraged to access the meeting prior to the start time and allow ample time to log into the meeting webcast and test their computer systems.

To join the virtual meeting, shareholders can either: “Join as a Guest” or “Join as a Shareholder.” Those participants that join as a “Shareholder” will be required to have a control number and password. The password for the meeting is CI2020.

Shareholders attending the Annual Meeting may vote by following the instructions available on the meeting website during the meeting and are encouraged to vote and submit their proxy in advance of the meeting and return their proxies by Internet or by telephone, given the circumstances relating to COVID-19. They may also sign, date and return their proxy card or voting instruction form in the envelope provided. Shareholders are asked to vote as early as possible to avoid any COVID-19 related processing delays.

Attending the Virtual Meeting as a Shareholder of Record

If you were a shareholder of record as of February 24, 2020, you can attend the meeting by accessing www.meetingcenter.io/212561499 and entering the control number found on the Proxy Card or Notice of Internet Availability of Proxy Materials and the meeting password, CI2020.

Registering to Attend the Virtual Meeting as a Beneficial Owner

If you were a beneficial owner of record as of February 24, 2020, and you wish to attend the Annual Meeting, you will need to obtain a legal proxy from your broker, bank or other agent. Once you have received a legal proxy from your broker, bank or other agent, please email a scan or image of it to our transfer agent, Computershare, at legalproxy@computershare.com, with “Legal Proxy” noted in the subject line. Please note that the voting instruction form or Notice of Access you received with the Cigna proxy statement or with any subsequent mailing from Cigna with respect to the Annual Meeting is not a legal proxy. If you do request a legal proxy from your broker, bank or other agent, the issuance of the legal proxy will invalidate any prior voting instructions you have given and will prevent you from giving any further voting instructions to your broker, bank or agent to vote on your behalf. You will only be able to vote at the virtual Annual Meeting.

Requests for registration must be received by Computershare no later than 5:00 p.m. Eastern Time, on April 17, 2020. You will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to www.meetingcenter.io/212561499 and enter your control number and the meeting password, CI2020.

The company intends to resume holding in-person meetings for its 2021 annual meeting and thereafter.

About Cigna
Cigna Corporation is a global health service company dedicated to improving the health, well-being and peace of mind of those we serve. Cigna delivers choice, predictability, affordability and access to quality care through integrated capabilities and connected, personalized solutions that advance whole person health. All products and services are provided exclusively by or through operating subsidiaries of Cigna Corporation, including Cigna Health and Life Insurance Company, Cigna Life Insurance Company of New York, Connecticut General Life Insurance Company, Express Scripts companies or their affiliates, and Life Insurance Company of North America.

Such products and services include an integrated suite of health services, such as medical, dental, behavioral health, pharmacy, vision, supplemental benefits, and other related products including group life, accident and disability insurance. Cigna maintains sales capability in over 30 countries and jurisdictions, and has more than 170 million customer relationships throughout the world. To learn more about Cigna®, including links to follow us on Facebook or Twitter, visit www.cigna.com.

MEDIA CONTACT:
Ellie Polack
860-902-4906
elinor.polack@cigna.com